Stradley Ronon Stevens & Young
2600 One Commerce Square
Philadelphia, Pennsylvania 19103-7098

Direct Dial: (215) 564-8024



                               December 27, 1995


Franklin Investors Securities Trust
777 Mariners Island Blvd.
San Mateo, California  94404

            Re:   FRANKLIN INVESTORS SECURITIES TRUST

Gentlemen:

     We have examined the Declaration of Trust and Bylaws of Franklin Investors Securities Trust ("Fund"), a Massachusetts Business Trust, and the various pertinent records, documents and proceedings we deem material. We have also examined the Notification of Registration and the Registration Statements filed under the Investment Company Act of 1940 ("Investment Company Act") and the Securities Act of 1933 ("Securities Act"), all as amended to date, as well as other items we deem material to this opinion.

     You have indicated that, pursuant to Section 24(e)(l) of the Investment Company Act, the Fund intends to file Post-Effective Amendment No. 17 to its registration statement under the Securities Act to register 22,268,534 additional shares of beneficial interest for sale pursuant to its currently effective registration statement under the Securities Act.

     Based upon the foregoing information and examination, it is our opinion that the Fund is a valid and subsisting business trust organized under the laws of the Commonwealth of Massachusetts and that the proposed registration of the 22,268,534 shares of beneficial interest is proper and such shares of beneficial interest, when issued will be legally outstanding, fully-paid and non-assessable shares of beneficial interest, and the holders of such shares of beneficial interest will have all the rights provided for with respect to such holding by the Declaration of Trust and the laws of the Commonwealth of Massachusetts.

     We  hereby   consent  to  the  use  of  this   opinion  as  an  exhibit  to
Post-Effective Amendment No. 17 to be filed by the Fund, covering the registration of the said shares under the Securities Act and the applications and registration statements, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Fund are offered, and we further consent to reference in the Prospectus and Statement of Additional Information of the Fund to the fact that this opinion concerning the legality of the issue has been rendered by us.

                                    Very truly yours,

                                    STRADLEY, RONON, STEVENS & YOUNG


                                    BY: /s/ Mark H. Plafker
                                        Mark H. Plafker